AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2004

                                                 Registration No.  333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                  SRKP 1, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           DELAWARE                            6770                     51-0501250
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                       1900 AVENUE OF THE STARS, SUITE 310
                              LOS ANGELES, CA 90067
                            TELEPHONE (310) 203-2902
                            FACSIMILE (310) 472-0578
             (ADDRESS AND TELEPHONE OF PRINCIPAL EXECUTIVE OFFICES)

                     --------------------------------------

                       1900 AVENUE OF THE STARS, SUITE 310
                              LOS ANGELES, CA 90067
                            TELEPHONE (310) 203-2902
                            FACSIMILE (310) 472-0578
(ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)

                     --------------------------------------

                                RICHARD RAPPAPORT
                       1900 AVENUE OF THE STARS, SUITE 310
                              LOS ANGELES, CA 90067
                            TELEPHONE (310) 203-2902
                            FACSIMILE (310) 472-0578
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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                                    Copies to
                             THOMAS J. POLETTI, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                       10100 SANTA MONICA BLVD., 7TH FLOOR
                              LOS ANGELES, CA 90067
                            TELEPHONE (310) 552-5000
                            FACSIMILE (310) 552-5001

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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         Once the registration statement becomes effective, the securities offered herein will be on sale for a period of 180 days.

         If any of these securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
=============================================== =================== ================ ===================== ====================
   TITLE OF EACH CLASS OF SECURITIES TO BE      MAXIMUM AMOUNT TO   OFFERING PRICE    MAXIMUM AGGREGATE     MAXIMUM AMOUNT OF
                  REGISTERED                      BE REGISTERED      PER SECURITY       OFFERING PRICE     REGISTRATION FEE(1)
----------------------------------------------- ------------------- ---------------- --------------------- --------------------
Common stock, $0.001 par value                          300,000          $0.17             $51,000                $6.46
=============================================== =================== ================ ===================== ====================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 to the Securities Act of 1933.

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THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                              CROSS REFERENCE SHEET
                      SHOWING THE LOCATION IN PROSPECTUS OF
                   INFORMATION REQUIRED BY ITEMS OF FORM SB-2

PART I.   INFORMATION REQUIRED IN PROSPECTUS

ITEM NO.                       REQUIRED ITEM                                          LOCATION OR CAPTION
1.        Front of Registration Statement and Outside Front Cover of            Front of Registration Statement and
          Prospectus                                                            Outside Front Cover of Prospectus

2.        Inside Front and Outside Back Cover Pages of Prospectus               Inside Front Cover Page of
                                                                                Prospectus and Outside Front Cover
                                                                                Page of Prospectus

3.        Summary Information and Risk Factors                                  Prospectus Summary; Risk Factors

4.        Use of Proceeds                                                       Use of Proceeds

5.        Determination of Offering Price                                       Proposed Business - Determination of
                                                                                Offering Price; Market for Our Common Stock

6.        Dilution                                                              Dilution

7.        Selling Security Holders                                              Not Applicable

8.        Plan of Distribution                                                  Plan of Distribution

9.        Legal Proceedings                                                     Proposed Business - Litigation;
                                                                                Legal Proceedings

10.       Directors, Executive Officers, Promoters and Control Persons          Management

11.       Security Ownership of Certain Beneficial Owners and Management        Principal Stockholders

12.       Description of Securities                                             Description of Securities

13.       Interest in Named Experts and Counsel                                 Legal Matters; Experts; Financial
                                                                                Statements

14.       Disclosure of Commission Position on Indemnification for Securities   Statement as to Indemnification
          Act Liabilities

15.       Organization Within Last Five Years                                   Management; Certain Transactions

16.       Description of Business                                               Proposed Business

17.       Management's Discussion and Analysis or Plan of Operation             Proposed Business - Plan of Operation

18.       Description of Property                                               Proposed Business - Facilities

19.       Certain Relationships and Related Transactions                        Certain Transactions

20.       Market for Common Equity and Related Stockholder Matters              Prospectus Summary; Market for Our
                                                                                Common Stock; Risk Factors

21.       Executive Compensation                                                Management - Remuneration

22.       Financial Statements                                                  Financial Statements

23.       Changes in and Disagreements with Accountants on Accounting and       Not Applicable
          Financial Disclosure

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL__, 2004

                                   PROSPECTUS

                                  SRKP 1, INC.
                         300,000 SHARES OF COMMON STOCK

         SRKP 1, Inc. is a start-up company organized in the State of Delaware to pursue a business combination. We are offering for sale 300,000 shares of our common stock at a purchase price of $0.17 per share. We are selling the shares on a "best-efforts, all or none basis" for a period of 180 days from the date of the prospectus. If all of the 300,000 shares are not sold with the 180 day period, all escrowed funds will be promptly returned, without interest. We will not use an underwriter or securities dealer. This offering will be conducted through one of our shareholders without the use of a professional underwriter or securities dealer. We will not pay commissions on the sale of the shares.

         This is our initial public offering, and no public market currently exists for our stock. Our initial public offering price for our stock will be $0.17 per share which is only an estimate of market value for purposes of this offering.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 4 FOR RISKS CONCERNING US AND THE OFFERING.


                                                             UNDERWRITING DISCOUNTS AND
                                     PRICE TO PUBLIC                COMMISSIONS            PROCEEDS TO THE COMPANY
                                     ---------------                -----------            -----------------------
Per Share..................          $           0.17             $              0             $           0.17
TOTAL......................          $         51,000             $              0             $         51,000


                 The date of this prospectus is __________, 2004

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................1
SUMMARY FINANCIAL INFORMATION.................................................2
RISK FACTORS..................................................................4
WARNING ABOUT FORWARD-LOOKING STATEMENTS......................................6
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF OFFERING
  PROCEEDS AND SECURITIES.....................................................7
DILUTION......................................................................9
USE OF PROCEEDS...............................................................9
CAPITALIZATION...............................................................11
DIVIDEND POLICY..............................................................11
PROPOSED BUSINESS............................................................11
MANAGEMENT...................................................................17
STATEMENT AS TO INDEMNIFICATION..............................................19
MARKET FOR OUR COMMON STOCK..................................................19
SHARES ELIGIBLE FOR FUTURE SALE..............................................20
CERTAIN TRANSACTIONS.........................................................21
PRINCIPAL STOCKHOLDERS.......................................................21
DESCRIPTION OF SECURITIES....................................................22
PLAN OF DISTRIBUTION.........................................................23
WHERE YOU CAN FIND MORE INFORMATION..........................................24
LEGAL MATTERS................................................................24
EXPERTS......................................................................25


         Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

SRKP 1, INC.

         SRKP 1, Inc. is a "blank check" company formed as a Delaware corporation on March 16, 2004. We have no operating business. We are conducting a blank check offering subject to the Securities and Exchange Commission's Rule 419 under the Securities Act of 1933, as amended (the "Securities Act"). Since our inception, our operating activities have been limited to our organization and the preparation of a registration statement and prospectus for our initial public offering. We were formed as a vehicle to effect a business combination with a company that we believe has significant growth potential. We have no plans, arrangements or understandings with any prospective business combination candidates and have not targeted any business for investigation and evaluation. We cannot assure you that we will find a suitable business with which to combine.

         As described in more detail in this prospectus, the business must have a minimum fair market value of at least 80% of the offering proceeds. We will need a sufficient number of investors to reconfirm their investments prior to consummating any business combination. Before you vote, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we complete a business combination within 18 months of the date of the commencement of this offering, the entire proceeds will be returned to those who subscribed to this offering.

         We maintain our office at 1900 Avenue of the Stars, Suite 310, Los Angeles, California. Our telephone number is (310) 203-2902.


PRINCIPAL TERMS OF THE OFFERING
Shares offered.......................................  300,000 shares

Common Stock outstanding prior to the offering.......  2,700,000 shares

Common Stock to be outstanding after the offering....  3,000,000 shares

Price per share......................................  $0.17

Use of Proceeds......................................  The proceeds of the offering will initially be deposited in a non-interest bearing escrow account.
                                                       If all of the 300,000 offered shares are sold
                                                       within 180 days, then all of the funds will be
                                                       transferred to an interest bearing escrow account.
                                                       If all of the 300,000 shares are not sold in the
                                                       180-day period, the funds will be returned to the
                                                       investors, without interest. If the funds are
                                                       retained in the escrow account, SRKP 1 has 18
                                                       months following the date of this prospectus to
                                                       consummate a business combination with another
                                                       entity. If we fail to consummate such a combination
                                                       within the 18-month period, then it will return the
                                                       funds to the investors, plus interest. Each
                                                       investor will have an opportunity to respond to a
                                                       reconfirmation offer given when such a combination
                                                       is anticipated, included in a post-effective
                                                       amendment to this registration statement, to
                                                       reconfirm its interest in the offering and approve
                                                       the potential business combination or have its
                                                       funds returned, plus interest.

OFFERING CONDUCTED IN COMPLIANCE WITH RULE 419

         We are a "blank check" company which is a development stage company. Our sole business purpose is to merge with, or acquire or otherwise combine with a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule 419 as follows:

      o The securities purchased by investors and all of the funds received in the offering will be deposited and held in an escrow account until an acquisition is completed.

      o Before the acquisition can be completed and before the investors' funds can be released to us and certificates representing the securities sold in the offering can be released to the investors, we are required to update the registration statement with a post-effective amendment. Within five days after the effective date of the post-effective amendment, we are required to furnish investors with a prospectus.

      o The prospectus, which is part of the post-effective amendment, will contain a reconfirmation of the offering and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition and audited financial statements of the acquisition candidate.

      o Investors will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, to require the return of their funds, plus interest, from escrow.

            Investors not making a decision within 45 business days will automatically have their escrowed funds returned, plus interest.

      o If we do not complete an acquisition meeting our specified criteria within 18 months of the date of this prospectus, all of the funds in the escrow account will be returned to investors, plus interest.

      o Thus, if the offering period extends to its 180-day limit, we will have only 15 months in which to consummate a merger or acquisition.

LIMITED STATE REGISTRATION

         Initially, the only states in which our securities may be sold are:
Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New Hampshire, New Jersey, New York, Nevada, North Carolina, Rhode Island, Utah, West Virginia, Wyoming and Wisconsin. Therefore, you may only resell your shares in those states. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell shares to investors who reside in foreign countries. In that event, we will register or qualify the sale of our shares in such countries unless an exemption from registration or qualification is available.

BLUE SKY

         We intend on registering our stock with Standard & Poors, which will allow us to sell our stock in various states without need for further registration in those states.

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data. The historical financial data for the period ended March 31, 2004 has been derived from our audited financial statements, which are contained in this prospectus. The summary information in this table should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

                                                      PERIOD FROM MARCH 16, 2004
                                                          (DATE OF INCEPTION)
                                                           TO MARCH 31, 2004
                                                      --------------------------
Statement of Income Data:
    Net sales...........................................       $0
    Net loss............................................       $(23,477)
    Net loss per share..................................       $(.01)
    Shares outstanding..................................       2,700,000


                                                            AT MARCH 31, 2004
                                                     ---------------------------
Balance Sheet Data:                                  Actual       As Adjusted(1)
                                                     ------       --------------
    Working capital................................. $100,000     $27,523
    Total assets.................................... $100,000     $151,000
    Long-term debt.................................. $0           $0
    Total liabilities............................... $23,477      $123,477
    Additional paid-in capital...................... $97,300      $148,000
    Deficit accumulated during development stage.... $(23,477)    $(123,477)
    Total stockholders' equity                       $76,523      $27,523

-----------
(1) Assumes receipt of proceeds of $51,000 and payment of the total costs of the offering in the amount of $100,000, all of which is to be paid from SRKP 1's treasury and none of which is to be paid from the proceeds of the offering. Total costs of the offering are estimated to be $100,000. Also assumes the $51,000 if restricted cash from the offering is a current asset.

      RISK FACTORS

THE SECURITIES WE ARE OFFERING ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK. YOU SHOULD NOT PURCHASE THESE SECURITIES UNLESS YOU CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO OUR BUSINESS AND THE PURCHASE OF THESE SECURITIES, INCLUDING, BUT NOT LIMITED TO, THOSE RISK FACTORS DISCUSSED BELOW.

CONFLICTS OF INTEREST CREATE THE RISK THAT MANAGEMENT MAY HAVE AN INCENTIVE TO ACT ADVERSELY TO THE INTERESTS OF OTHER INVESTORS.

         A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Present stockholders will own ninety percent (90%) of our outstanding common stock after the offering is completed and would therefore continue to retain control. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our officers and directors may become involved with other blank check offerings and conflicts in the pursuit of business combinations with such other blank check companies with such persons in the future be affiliated with may arise. If we and the other blank check companies that our officers and directors may become affiliated with desire to take advantage of the same opportunity, then those officers and directors that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

AS WE HAVE NO OPERATING HISTORY OR REVENUE AND ONLY MINIMAL ASSETS, THERE IS A RISK THAT WE WILL BE UNABLE TO CONTINUE AS A GOING CONCERN AND CONSUMMATE A BUSINESS COMBINATION.

         We have had no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

ESCROWED SECURITIES CAN ONLY BE TRANSFERRED UNDER LIMITED CIRCUMSTANCES, RESULTING IN LITTLE OR NO LIQUIDITY FOR YOUR INVESTMENT FOR A SUBSTANTIAL PERIOD OF TIME.

         No transfer or other disposition of the escrowed securities sold in this offering is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 7 of the Employee Retirement Income Security Act of 1974, or the related rules. Under Rule 15g-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in a Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required while the securities are in the Rule 419 escrow. As a result, you will have little or no liquidity for your investment for a substantial period of time, and may therefore be unable to invest your funds in alternative investments. Depending upon how soon a business combination could be consummated, you will have no right to the return of or the use of your funds or the securities purchased for a period of up to 18 months from the date of this prospectus. You will be offered the return of your funds only under the circumstances set forth in Rule 419.

THE NATURE OF OUR OPERATIONS IS HIGHLY SPECULATIVE AND THERE IS A CONSEQUENT RISK OF LOSS OF YOUR INVESTMENT.

         The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

WE ARE IN A HIGHLY COMPETITIVE MARKET FOR A SMALL NUMBER OF BUSINESS OPPORTUNITIES WHICH COULD REDUCE THE LIKELIHOOD OF CONSUMMATING A SUCCESSFUL BUSINESS COMBINATION.

         We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

WE HAVE NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION, AND YOU MAY LOSE SOME OF YOUR INVESTMENT IF WE CANNOT COMPLETE SUCH A TRANSACTION.

         We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. If we are unable to make such an investment, it is unlikely that you will make a substantial return on your investment in SRKP 1.

MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

         While seeking a business combination, management anticipates devoting no more than 10 hours per week to SRKP 1's affairs in total. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

THERE MAY BE AN ABSENCE OF A TRADING MARKET, WHICH WOULD ELIMINATE OR ADVERSELY IMPACT YOUR ABILITY TO SELL YOUR SHARES.

         There currently is no trading market for our stock; you will not be permitted to sell, or except in very limited circumstances, otherwise transfer your shares while they are in escrow, and a trading market may not develop. Additionally, the offering price may not reflect the market price of our shares after the offering. The absence of a trading market could make it more difficult or impossible for you to find a buyer to purchase your shares and exit from your investment in SRKP 1 any business combination so as to minimize the federal and state tax consequences to both our company and the acquisition prospect; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

THE AVAILABILITY OF OUR SHARES FOR SALE COULD ADVERSELY AFFECT OUR SHARE PRICE AS THERE IS A RISK OUR PROMOTERS OR AFFILIATES COULD SELL A SUFFICIENT VOLUME OF SHARES TO LOWER THE SHARE PRICE.

         The 2,700,000 shares of our common stock presently issued and outstanding as of the date hereof are held by our promoters or affiliates, are "restricted securities" as that term is defined under the Securities Act and in the future may be sold pursuant to a registration statement filed under the Securities Act. It should be noted that these shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act. This is true for any such sale either before or after a business combination with an operating company or other person, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their exemptions to the transferees, can only resell the shares they hold as of the date hereof through a registration statement filed under the Securities Act. Investors should be aware that there is a risk that such sales pursuant to a registration statement filed under the Securities Act would have a depressive effect on the market price of our securities in any market which may develop for such securities. If our promoters or affiliates did not hold these shares, there would not be the same risk of a depressive effect on the price of the shares you hold.

THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED AND YOU RUN THE RISK OF PAYING AN AMOUNT IN EXCESS OF WHAT YOU WILL ULTIMATELY RECEIVE.

         The initial offering price of $0.17 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were our lack of operating history, estimates of our business potential, the proceeds to be raised by the offering , the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, our relative requirements, and the current market conditions in the over-the-counter market. You are therefore bearing the risk that you are paying more for our shares than our shares are objectively worth or are valued by the public markets. This could result in an insufficient return, or even a loss, on your investment even if we successfully consummate a business combination.

OUR INITIAL STOCKHOLDERS WILL RETAIN SIGNIFICANT CONTROL AFTER THE OFFERING, AND YOU MAY BE UNABLE TO MEANINGFULLY INFLUENCE THE COURSE OF ACTION OF SRKP 1.

         If the offering is sold, our current stockholders will own ninety percent (90%) of our common stock and will be able to control substantially all matters requiring stockholder approval, including the election of directors and approval or rejection of significant corporate transactions. There is a risk that you will be unable meaningfully to influence the course of action followed by SRKP 1 even if you communicate with our other stockholders. There is also a risk that the holders of the control block of shares will pursue an agenda which is beneficial to themselves at the expense of minority stockholders.

THERE WILL BE ADDITIONAL DILUTION AS ADDITIONAL SHARES ARE ISSUED.

         Once a business combination is consummated, additional offerings will likely have to be made in the future to meet additional cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the common stock outstanding.

WE INTEND TO QUALIFY THE COMMON STOCK OFFERING INITIALLY ONLY IN COLORADO, CONNECTICUT, DELAWARE, DISTRICT OF COLUMBIA, FLORIDA, GEORGIA, HAWAII, ILLINOIS, LOUISIANA, MARYLAND, NEW HAMPSHIRE, NEW JERSEY, NEW YORK, NEVADA, NORTH CAROLINA, RHODE ISLAND, UTAH, WEST VIRGINIA, WYOMING AND WISCONSIN, WHICH CREATES A RISK THAT YOU WILL BE UNABLE TO SELL YOUR SHARES BECAUSE OF INSUFFICIENT BUYERS.

         The initial market for the common stock will be limited. Therefore, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in SRKP 1. There is also a risk that a lack of potential buyers will result in your receiving a low price for your shares upon their sale.

                    WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus and the documents referred to in this prospectus contain "forward-looking statements."

         Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements may include statements regarding:

      o our growth plans, including our plans to acquire an operating business entity;

      o the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

      o our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

      o this being a start-up situation, the timing of cash requirements and the expected projected profitability; and

      o     our expectations regarding competition.

         For a discussion on the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully review "Risk Factors." In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred to in this prospectus could turn to be materially different from those we discuss or imply. We have no obligation to publicly update or revise our forward-looking statements after the date on the front cover of this prospectus and you should not expect us to do so.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES


RIGHTS AND PROTECTIONS UNDER SECURITIES ACT RULE 419

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Please note that we will pay no underwriting commission or underwriting expenses and dealer allowances in connection with this offering. Under Rule 419, the full amount of the proceeds of the offering will be released to us and the securities you purchased in the offering will be released to you only after we have met five basic conditions.

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us, including, payments to officers, directors, controlling shareholders or affiliates, the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

         Third, we must mail to each investor, within five business days of the effectiveness of the post-effective amendment, a copy of the prospectus contained therein.

         Fourth, in accordance with Rule 419(e)(2)(ii), the post-effective amendment must contain the terms of a reconfirmation offer with respect to which you will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor, or, alternately, to require the return of your funds, plus interest, from escrow. If you do not make a decision within 45 business days, your escrowed funds will be automatically returned to you, plus interest.

         Fifth, we must submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and the acquisition is closed, after which the escrow agent can release the funds in the escrow to us and the securities you purchased in the offering to you.

         In accordance with the requirements of Rule 419(e)(2)(iv), if we do not complete an acquisition meeting specified criteria within 18 months from the date of this prospectus, all of the funds in the escrow account must be returned to investors, plus interest. Thus, if the offering period is extended to its 180-day limit, we will have only approximately 15 months in which to consummate a merger, an acquisition or another type of business combination.

         Finally, in accordance with the requirements of Rule 419(d), if during the period in which we are offering our securities for sale a significant acquisition becomes probable, we will promptly file a post-effective amendment to this registration statement disclosing the information applicable to such acquisition. This information includes, among other things, information from appropriate industry guides, our financial statements, the financial statements of the company to be acquired and pro forma financial information required by applicable rules and regulations.

RIGHTS AND PROTECTIONS UNDER THE TERMS AND PROVISIONS OF THE ESCROW AGREEMENT

         In accordance with the above requirements, we are in the process of entering into an escrow agreement with City National Bank, as escrow agent and insured depositary institution, and U.S. Stock Transfer Corporation, as administrator, which provides that the proceeds of the offering are to be deposited into the escrow account maintained by the escrow agent promptly upon their receipt. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities sold in the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon their issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account must remain in the name in which they are issued, and will be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. You may not transfer or dispose of any interest created in your securities in the escrow account other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act of 1974.

         Pursuant to the escrow agreement, funds representing the subscription price of the 300,000 shares offered hereby will be held in a separate non-interest bearing escrow account until the completion of the "best efforts, all or none" offering. If that offering is not successfully completed within 90 days after the date of this prospectus, the funds in the non-interest bearing escrow account will be returned to the subscribers, without interest. If the offering is successfully completed, the escrow account will commence bearing interest on the funds and SRKP 1 shall deposit stock certificates representing 300,000 shares into the escrow account. After the escrow agent receives a signed representation from SRKP 1 that it has consummated a business merger or acquisition in accordance with the requirements of Rule 419, all of the funds in the escrow account will be released to SRKP 1. The escrow agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

RIGHTS TO INFORMATION

         We have filed a registration statement relating to the shares with the Commission under the Securities Act. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any referenced information if you contact us at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, telephone (310) 203-2902.

         We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.

RIGHT TO PROSPECTUS DELIVERY

         Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares may be required to deliver a prospectus.

                                    DILUTION

         Our net tangible book value as of March 31, 2004 was $76,523. Our net tangible book value per share was $0.028. Net tangible book value represents our net tangible assets which are our total assets less our total liabilities and intangible assets. The public offering price per share of common stock is $0.17. The pro forma net tangible book value after the offering will be $27,523. The pro forma net tangible book value per share after the offering will be $0.009 per share. The shares purchased by investors in the offering will be diluted $0.161 or 94.7%. As of March 31, 2004, there were 2,700,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

         The following table illustrates the dilution which will be experienced by investors in the offering:

Public offering price per share...................................     $0.170
Net tangible book value per share before offering.................     $0.028
Pro-forma net tangible book value per share after offering........     $0.009
Pro-forma decrease per share attributable to offered shares.......     $(0.019)
Pro-forma dilution to public investors............................     $0.161

         The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.


                                                                                                      APPROXIMATE
                                                         PERCENTAGE TOTAL                          PERCENTAGE TOTAL
                                     SHARES PURCHASED   SHARES OUTSTANDING   TOTAL CONSIDERATION     CONSIDERATION
                                     ----------------   ------------------   -------------------     -------------
New Investors                              300,000                10%        $      51,000                33.33%
Existing Stockholders(1)                 2,700,000                90%        $     100,000                66.66%
Total                                    3,000,000               100%        $     151,000               100.00%

(1) We sold 2,700,000 shares of common stock prior to the offering at $0.037 per share. These shares are not being registered. See "Certain Transactions."

                                 USE OF PROCEEDS

         Gross proceeds of the offering will be $51,000. All offering proceeds shall be placed in escrow until all of the shares are sold. All funds held in escrow at the time a business combination is consummated will be released. The combined entity will have full discretion as to the use of the funds. The fees and expenses relating to this offering will be paid from our Treasury advanced by our management or deferred until closing of the business combination. The debt to management incurred in connection with these offering fees and expenses will be repaid only on consummation of a merger or acquisition. Upon consummation of a merger transaction, the proceeds of the offering may be used to reimburse management for any amounts paid for fees or expenses. If the total fees and expenses incurred by SRKP 1 exceed the proceeds from our offering we will seek to have the other party to a consummated merger transaction complete the reimbursement of management from other funds. No amounts will be paid with respect to salaries as our officers do not receive any salary-based compensation. Currently, we have no other employees.

         Since we are a "blank check" company, the purpose of the offering is to raise funds to enable us to merge with or acquire an operating company. Upon the consummation of a business combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $51,000, plus any dividends received, if any, but less amount returned to investors who did not reconfirm their investment pursuant to Rule 419, will be released to us.

                                                                                         PERCENTAGE OF NET PROCEEDS
Escrowed funds pending business combination                      AMOUNT                        OF THE OFFERING
                                                                --------                       ---------------
                                                                 $51,000                            100%


         While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. Anticipated legal fees relating to this offering and the anticipated business combination are subject to numerous factors, including the length of time required to complete all related regulatory matters and the nature of the business combination. Certain professionals, including SRKP 1's counsel, have agreed, if necessary, to defer a portion of their fees pending consummation of such a business combination. We estimate the total legal fees involved in the present offering to be approximately $75,000 and for a standard business combination to be approximately $75,000.

         Our management may consider potential target businesses among its business associates. We intend to retain certain entities to act as "finders" to identify and analyze the merits of potential target businesses. Such finders may also communicate with other securities professionals, including attorneys and accountants, who represent potential target companies that may be considering going public.

         Offering proceeds will be placed in escrow at City National Bank, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in a certificate of deposit, interest bearing savings account or in short-term government securities as required by Rule 419.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2004, and as adjusted to give effect to the net proceeds from the sale of 300,000 shares in the offering.

                                                                       MARCH 31, 2004
                                                         ----------------------------------------------
                                                            ACTUAL                        AS ADJUSTED
                                                         -------------                 ----------------
Long-term debt.................................            $0                                $0

Stockholders' equity:
   Preferred stock, $.001 par value; 10,000,000
     shares authorized, none issued and
     outstanding actual and as adjusted........            0                                 0
   Common stock, $.001 par value; 100,000,000
     shares authorized; 2,700,000 shares issued
     and outstanding actual; 3,000,000 issued
     and outstanding as adjusted...............            2,700                             3,000
   Additional paid-in capital..................            97,300                            148,000
   Deficit accumulated during the development
     stage.....................................            (23,477)                          (123,477)

   Total stockholders' equity..................            $76,523                           $27,523
                                                         -------------                 ----------------
   Total capitalization........................            $100,000                          $151,000
                                                         =============                 ================


                                 DIVIDEND POLICY

         Holders of our Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefore. We do not anticipate the declaration of payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                PROPOSED BUSINESS

HISTORY AND ORGANIZATION

         We were organized under the laws of the State of Delaware on March 16, 2004. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have made no efforts to identify a possible business combination and, as a result, have not conducted negotiations or entered into a letter of intent concerning any target business.

         We are, based on proposed business activities, a "blank check" company. The Commission defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

PLAN OF OPERATION

         We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

         We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury. Investors purchasing shares in the offering and other stockholders will not have the opportunity to participate in any of these decisions. The reference to us as a "blank check" company is because investors will entrust their investment monies to our management without knowing the ultimate use to which their money may be put. Although all of the proceeds of the offering are intended to be utilized generally to effect a business combination, the proceeds are not otherwise presently designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks only of the business combination our management decides to enter into. Cost overruns will be funded through our founding stockholders' initial contribution of capital.

         During the next 12 months we anticipate incurring costs related to:

            (i)   filing of Exchange Act reports,

            (ii) filing of a post-effective registration statement amendment and related to the reconfirmation offer, upon identification of a suitable merger candidate, and

            (iii) costs relating to consummating a stockholder approved acquisition.

         We believe will be able to meet these costs through current monies in our treasury, additional amounts, as necessary, to be loaned to us by our management and deferral of fees by certain service providers, if necessary. These loans are in connection with our management's oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Upon consummation of a business combination, we may reimburse our management for any such payments out of the proceeds of this offering or of that transaction.

         We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

         Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds.

         To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents 80% of the offering proceeds, we may obtain an opinion from an investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

         None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

         Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

         We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, and providing liquidity, subject to restrictions of applicable statutes, for all stockholders. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

EVALUATION OF BUSINESS COMBINATIONS

         Our officers and directors will analyze or supervise the analysis of prospective business combinations. Our management intends to concentrate on preliminary prospective business combinations, which may be brought to its attention through present associations and the use of finders. While we have not established definitive criteria for acquisition candidates, we intend to focus on candidates satisfying some, but not necessarily all, of the following criteria:

      o     a minimum of two years' operating history,

      o at least $5.0 million in annual revenue and/or pre-tax profit of $300,000 and

      o     at least $300,000 in stockholders' equity.

         In analyzing prospective business combinations, our management will also consider such matters as the following:

      o     Available technical, financial, and managerial resources,

      o     Working capital and other financial requirements,

      o     Prospects for the future,

      o     Nature of present and expected competition,

      o The quality and experience of management services which may be available and the depth of that management,

      o     The potential for further research, development, or exploration,

      o Specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

      o     The potential for growth or expansion,

      o     The potential for profit,

      o The perceived public recognition or acceptance or products or services, and

      o     Name identification and other relevant factors.

         As a part of our investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. It is anticipated that any finders retained will assist in these efforts; however, the ultimate investigation, analysis, decision and negotiation with respect to a potential target will reside with our management and Board of Directors.

         Since we will be subject to Section 13 or 15 (d) of the Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that Act, we intend to voluntarily register with the Securities and Exchange Commission in order to file such reports.

         We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us will have been unable to develop a going concern or that such business will be in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

         At present, we contemplate that at least one of the finders of business combinations for SRKP 1 may be Westpark Capital, Inc., a Colorado corporation and a registered broker-dealer. Richard Rappaport, our President and one of our controlling stockholders, indirectly holds a 100% interest in Westpark Capital, Inc., an NASD member. Any other finder utilized by SRKP 1 will be a registered broker-dealer, or exempt from such registration in connection with its activities related to SRKP 1, in accordance with the requirements of the Commission. There is currently no signed agreement between Westpark Capital, Inc. and SRKP 1. Given the limited cash resources of SRKP 1, we anticipate that any fees to be paid to finders will be paid in equity of SRKP 1 or through the cash resources of the target company. These fees will likely be negotiated among SRKP 1, the business combination target and the finder as part of any business combination agreement. We do not intend to enter into any arrangement with a finder obligating us to make any payments in the absence of a consummated business acquisition. As a result, it is not possible for us to currently estimate our costs in respect of any finder's fees. SRKP 1 will file a post-effective amendment identifying any finder or broker-dealer utilized in connection with a business combination, describing the material terms of any agreement with such finder or broker-dealer, addressing the compensation to be paid to such finder or broker-dealer, and including such agreement as an exhibit to the amendment.

BUSINESS COMBINATIONS

         In implementing a structure for a particular business combination, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

         Any merger, acquisition or other business combination can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including investors in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign as directors and officers.

         Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

         The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

         The structure of the business combination will depend on, among other factors:

      o     The nature of the target business,

      o Our needs and desires and the needs and desires of the persons controlling the target business,

      o     The management of the target business, and

      o Our relative negotiating strength compared to the strength of the persons controlling the target business.

         If at any time prior to the completion of the 180-day or shorter period of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

         We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement required by Rule 419. This will allow our public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

COMPETITION

         We are an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

DETERMINATION OF OFFERING PRICE

         The offering price of $0.17 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history. Among the factors considered by us in determining the offering price were:

      o     Our lack of operating history,

      o     Estimates of our business potential,

      o     Our limited financial resources,

      o     The amount of equity desired to be retained by present stockholders,

      o     The amount of dilution to the public, and

      o The general condition of the securities markets, specifically the over-the-counter market.

INVESTMENT COMPANY REGULATION

         The Investment Company Act defines an "investment company" as an issuer which is, or holds itself out as, being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We would incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

"PENNY STOCK" REGULATION

         Broker-dealers participating in sales of our stock will be subject to the so called "penny stock" regulations covered by Rule 15g-9 under the Exchange Act. Under the rule, broker-dealers must furnish to all investors in penny stocks a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for a transaction in a penny stock, the broker or dealer must
(i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

         A "penny stock" is any equity security other than a security (i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1; (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more; or (iv) whose issuer has net tangible assets in excess of $3,000,000 demonstrated by financial statements dated less than 15 months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may adversely affect the ability of broker-dealers to sell our securities.

EMPLOYEES

         We presently have no employees apart from our management. Our President, Chief Financial Officer and Secretary are engaged in outside business activities and they anticipate that they each will devote to our business only between five and 10 hours per week until the acquisition of a successful business opportunity has been consummated. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

FACILITIES

         We are presently using the offices of our President, Richard Rappaport, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. At the completion of the offering and until a business combination is consummated, we are not required to pay any rent. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

RECENT ACCOUNTING PRONOUNCEMENTS

         We have adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements is not anticipated to have a material effect on our operations.

LITIGATION; LEGAL PROCEEDINGS

         We are not a party to any legal proceedings.


                                   MANAGEMENT

         Our officers and directors and additional information concerning them are as follows:

        NAME                        AGE              POSITION
Richard Rappaport                   44       President and Director
Glenn Krinsky                       45       Secretary, Chief Financial Officer and Director

-----------
(1) May be deemed our "Promoters" as that term is defined under the Securities Act.

         Richard Rappaport, President and Director, is the founder of WestPark Capital, Inc. and has been its Chief Executive Officer since September 1999. From April 1995 through September 1999, Mr. Rappaport was Director of Corporate Finance for Global Securities, where he was responsible for all of the firms North American Corporate finance activities. Mr. Rappaport received a B.S. in 1981 from the University of California at Berkeley and a M.B.A. in 1986 from the University of California at Los Angeles.

         Glenn Krinsky, Secretary, Chief Financial Officer and Director, served as general counsel and secretary of City of Hope located in Duarte, California from January 1996 through December 2003. Mr. Krinsky's responsibilities at City of Hope included oversight of legal matters relating to litigation, intellectual property, labor, public finance, tax and real estate. From October 1992 through December 1995, Mr. Krinsky was a partner at the law firm of Hanna and Morton in Los Angeles, California. Mr. Krinsky served as Chairman of the tax department and was responsible for representing clients in all major areas of federal and state taxation. Mr. Krinsky received a B.A. and a J.D. from the University of California at Los Angeles in 1980 and 1983, respectively.

CONFLICTS OF INTEREST

         Members of our management are, and may in the future become, associated with other firms involved in a range of business activities. Consequently, there are inherent potential conflicts of interest in their acting as officers and directors of SRKP 1. Because the officers and directors are engaged in other business activities, they anticipate that they will devote only a limited amount of time to our affairs.

         Each of Messrs. Rappaport and Krinsky will likely in the future become stockholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those to be conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of SRKP 1 and other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. SRKP 1 does not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to SRKP 1's proposed business operations.

         The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the SEC will be entitled to proceed with the proposed transaction. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

REMUNERATION

         None of our officers or directors has received any cash remuneration since our inception. Officers will not receive any remuneration upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Neither of the officers and directors intends to devote more than 10 hours a week to our affairs.

         It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective business combination candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our stockholders for approval.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by SRKP 1 for the benefit of its employees.

MANAGEMENT INVOLVEMENT

         We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact finders to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with his or her participation in our affairs. However, Mr. Krinsky will be responsible for distributing to stockholders written communications pertaining to SRKP 1 and for responding to potential investor inquiries.

MANAGEMENT CONTROL

         Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                         STATEMENT AS TO INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article VII of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

         We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           MARKET FOR OUR COMMON STOCK

         Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently four holders of our outstanding common stock, which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. All current shareholders are sophisticated investors. Current shareholders will own ninety percent (90%) of the outstanding shares upon completion of this offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock certificates from escrow. To date, neither we, nor anyone acting on our behalf, has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

         Our common stock is not quoted at the present time. The Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with any exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transaction in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends to strongly consider a prospective business combination that will allow our securities to be traded without the aforesaid "penny stock" limitations. We hope to do this by compliance with the requirements for exemption from classification as a penny stock under Rule 3a51-1 of the Exchange Act. There are various exemptions available to a company under this rule, including, subject to certain qualifications and limitations, possessing assets in excess of $5,000,000, average revenue of $6,000,000 or listing of stock on a national securities exchange or the NASDAQ. Requirements to list a stock upon a national securities exchange or the NASDAQ vary depending upon the exchange and the type of listing. A summary of NASDAQ listing requirements can be found at www.nasdaq.com/about/ listing_information.stm. These requirements can involve, depending upon the type of listing, anywhere from a minimum of $5,000,000 to $30,000,000 in equity and a minimum of from 300 to 400 shareholders. A summary of listing requirements for the New York Stock Exchange can be found at www.nyse.com/listed/listed.html. These requirements are generally more stringent than those of NASDAQ.

         We cannot predict whether, upon a successful business combination, our securities will be exempt from the commission penny stock regulations for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. If our securities fail to qualify for the exemption or fail to qualify or meet to qualify the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         The offering price of $0.17 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or any other customary investment criteria, including our prior operating history. Among the factors considered by us in determining the offering price were:

      o     Our lack of operating history,

      o     Estimates of our business potential,

      o     Our limited financial resources,

      o     The amount of equity desired to be retained by present shareholders,

      o     The amount of dilution to the public, and

      o The general condition of the securities markets, specifically the over-the-counter market.

         Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions with market makers prior to the execution of an agreement for a business combination. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

                         SHARES ELIGIBLE FOR FUTURE SALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         The 2,700,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act and are held by certain of our officers, directors and promoters. These shares may not be sold by these persons, or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination , regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Therefore, these persons, and their affiliates, or transferees, can only resell the shares they hold as of the date hereof through such registration.

         The sales of substantial amounts of our common stock in the public market or the prospect of such sales could materially and adversely affect the market price of our common stock. Our promoters, who held 2,700,000 shares of our common stock, have received certain registration rights to sell shares of common stock held by them in the public market.

         We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

                              CERTAIN TRANSACTIONS

         Our promoters have made an oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Upon consummation of a business combination, we will reimburse our management for any such payments out of the proceeds of that transaction.

         Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

         In March 2004, our promoters purchased an aggregate of 2,700,000 shares of our common stock for an aggregate consideration of $100,000.

         The sales of substantial amounts of our common stock in the public market or the prospect of such sales could materially and adversely affect the market price of our common stock. Our promoters, who held 2,700,000 shares of our common stock, have received certain registration rights to sell shares of common stock held by them in the public market.

                             PRINCIPAL STOCKHOLDERS

         The table that follows sets forth certain information regarding the beneficial ownership of our common stock as of April 16, 2004, and as adjusted to reflect the sale of the shares in the offering, by

      o each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;

      o     each of our officers and directors; and

      o     all of our directors and officers as a group.


                                                                     SHARES BENEFICIALLY OWNED
                                                      PRIOR TO OFFERING                   OWNED AFTER OFFERING
                                                  --------------------------           --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER             NUMBER              PERCENT           NUMBER              PERCENT
------------------------------------             ------              -------           ------              -------
Richard Rappaport                                548,100                20.3           548,100                18.3
The Amanda Rappaport Trust(1)                    297,000                11.0           297,000                 9.9
The Kailey Rappaport Trust(1)                    297,000                11.0           297,000                 9.9
Debbie Schwartzberg                            1,142,100                42.3         1,142,100                38.1
Glenn Krinsky                                    270,000                10.0           270,000                 9.0
Officers and Directors (2 persons)         1,142,100 (2)                42.3     1,142,100 (2)                38.1

(1) Mr. Rappaport is the trustee of the trust. Amanda and Kailey Rappaport are the minor children of Mr. Rappaport.

(2) Includes shares held by The Amanda Rappaport Trust and The Kailey Rappaport Trust. See also footnote (1) above.


         Each of Messrs. Rappaport and Krinsky and Dr. Schwartzberg may be deemed "Promoters" as that term is defined under the Securities Act. The address for each of Messrs. Rappaport and Krinsky and Dr. Schwartzberg is c/o SRKP 1, Inc., 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, Telephone
(310) 203-2902.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 2,700,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock

            (i) have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

            (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

            (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

            (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

         All shares of our common stock will be fully paid for and non-assessable when issued, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 90% of the outstanding shares of common stock. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

PREFERRED STOCK

         We may issue up to 10,000,000 shares of our preferred stock, par value $.001 per share, from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

FUTURE FINANCING

         In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

TRANSFER AGENT

         We have appointed U.S. Stock Transfer Corporation as transfer agent for our shares of common stock.

                              PLAN OF DISTRIBUTION

CONDUCT OF THE OFFERING

         We hereby offer the right to subscribe for 300,000 shares at $0.17 per share on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the shares.

         Glenn Krinsky, one of our stockholders, shall distribute prospectuses related to the offering. We estimate that he will distribute approximately 100 prospectuses, limited to acquaintances, friends and business associates of the promoters.

         One of our stockholders, Glenn Krinsky, shall conduct the offering of the shares and shall only contact potential investors only with whom our promoters have a pre-existing relationship, except for Richard Rappaport. Mr. Krinsky will not contact existing or former clients of Mr. Rappaport. Although Mr. Krinsky is an "associated person" of us as that term is defined in Rule 3a4-1 under the Exchange Act, he will not be deemed to be a broker because:

            (1) he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities;

            (2) he will not be compensated in connection with his participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

            (3) he will not be an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

            (4) he shall restrict his participation to the following activities:

                  (a) preparing any written communication or delivering it through the mails or other means that does not involve the oral solicitation of a potential purchaser;

                  (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; and

                  (c) performing ministerial and clerical work involved in effecting any transaction.

         As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

         We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to the completion of a business combination and reconfirmation by our stockholders of their offering and their approval of the business combination transaction. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

METHOD OF SUBSCRIBING

         Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date of the offering. Subscribers must pay $0.17 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "SRKP 1, Inc. Escrow Account administered by City National Bank." The offering is being made on a "best efforts, all or none basis." Thus, unless all 300,000 shares are sold, none will be sold.

EXPIRATION DATE

         The offering will end upon the earlier of the receipt of subscriptions for 300,000 shares or 180 days from the date of this prospectus.

ESCROW

         The proceeds from the offering will be held in escrow pursuant to an escrow agreement in accordance with Rule 419. Initially funds received from investors will be held in a non-interest bearing account with an insured depositary institution. If in the 180-day offering period we are not successful in selling all of the 300,000 shares in the offering, the funds raised will be promptly returned to the investors, without interest. If we are successful, the escrow account will begin to bear interest; none of the funds will be released to us to cover our initial fees and expenses. The remaining funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest, will be returned to the investors. If a business combination is consummated, the remaining funds in the escrow account, other than funds returned to investors that elect not to continue their investment in the combined entity pursuant to the reconfirmation offer, will be disbursed to SRKP 1 for its operations.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of common stock. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us, and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. In the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act we will voluntarily register in order to continue to file such periodic reports. Our filings may be inspected and copied without charge at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Los Angeles, California, will pass upon the validity of the shares of common stock offered by the prospectus for us.

                                     EXPERTS

         Our financial statements as of the period ended March 31, 2004, included in this prospectus and in the registration statement, have been so included in reliance upon the report of AJ. Robbins, PC, independent auditors, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


Table of Contents.................................................   F-1

Independent Auditor's Report......................................   F-2

Balance Sheets....................................................   F-3

Statements of Operations..........................................   F-4

Statement of Changes in Stockholders' Equity......................   F-5

Statements of Cash Flows..........................................   F-6

Notes to Financial Statements.....................................   F-7

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
SRKP 1, INC.


                             LOS ANGELES, CALIFORNIA

We have audited the accompanying balance sheet of SRKP 1, Inc. (a development stage company) as of March 31, 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from March 16, 2004 (inception) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SRKP 1, Inc. as of March 31, 2004, and the results of its operations and its cash flows for the period from March 16, 2004 (inception) to March 31, 2004, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


DENVER, COLORADO
MARCH 31, 2004

                                  SRKP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 MARCH 31, 2004


                                     ASSETS

ASSETS:
  Cash                                                                $ 100,000
                                                                      =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Accounts payable                                                    $  23,477
                                                                      ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 shares
authorized, none issued                                                      --
  Common stock, $.001 par value, 100,000,000 shares
authorized, 2,700,000 shares issued and
outstanding                                                               2,700
  Additional paid-in capital                                             97,300
  (Deficit) accumulated during development stage                        (23,477)
                                                                      ---------

         Total Stockholders' Equity                                      76,523
                                                                      ---------

                                                                      $ 100,000
                                                                      =========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                  SRKP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                     CUMULATIVE
                                                                       FROM
                                                                     MARCH 16,
                                                 FOR THE PERIOD        2004
                                                 FROM MARCH 16,      (INCEPTION)
                                                    2004 TO              TO
                                                   MARCH 31,         MARCH 31,
                                                     2004              2004
                                                  -----------       -----------

REVENUE                                           $        --       $        --
                                                  -----------       -----------

EXPENSES                                               23,477            23,477
                                                  -----------       -----------

NET (LOSS)                                        $   (23,477)      $   (23,477)
                                                  ===========       ===========


NET (LOSS) PER COMMON SHARE - BASIC               $      (.01)
                                                  ===========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                         2,700,000
                                                  ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                  SRKP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE PERIOD FROM MARCH 16, 2004 (INCEPTION)
                                TO MARCH 31, 2004


                                                                           (DEFICIT)
                                                                          ACCUMULATED
                                                            ADDITIONAL      DURING
                                      COMMON STOCK            PAID-IN     DEVELOPMENT
                                   SHARES       AMOUNT        CAPITAL        STAGE          TOTAL
                                 ---------     ---------     ---------     ---------      ---------
BALANCES, MARCH 16, 2004                --     $      --     $      --     $      --      $      --

   Sale of common stock on
     March 31, 2004 at $.037
     per share                   2,700,000         2,700        97,300            --        100,000
   Net (loss)                           --            --            --       (23,477)       (23,477)
                                 ---------     ---------     ---------     ---------      ---------

BALANCES, MARCH 31, 2004         2,700,000     $   2,700     $  97,300     $ (23,477)     $  76,523
                                 =========     =========     =========     =========      =========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                  SRKP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                              CUMULATIVE
                                                                                 FROM
                                                                               MARCH 16,
                                                             FOR THE PERIOD      2004
                                                             FROM MARCH 16,  (INCEPTION)
                                                                2004 TO          TO
                                                               MARCH 31,      MARCH 31,
                                                                 2004          2004
                                                              ---------      ---------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
   Net (loss)                                                 $ (23,477)     $ (23,477)
   Adjustments to reconcile net (loss) to net
   cash provided (used) by operating activities:
      Changes in:
      Accounts payable                                           23,477         23,477
                                                              ---------      ---------

         Net Cash Provided (Used) by Operating Activities            --             --
                                                              ---------      ---------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Common stock issued for cash                                 100,000        100,000
                                                              ---------      ---------

         Net Cash Provided by Financing Activities              100,000        100,000
                                                              ---------      ---------

NET CHANGE IN CASH AND ENDING BALANCE                         $ 100,000      $ 100,000
                                                              =========      =========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

SRKP 1, Inc. (the Company), a development stage company, was organized under the laws of the State of Delaware on March 16, 2004. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

GOING CONCERN AND PLAN OF OPERATION

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

The Company is currently devoting its efforts to locating merger candidates. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60 month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

CONCENTRATIONS OF CREDIT RISK

The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

EARNINGS PER COMMON SHARE

Basic earnings per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements is not anticipated to have a material effect on the operations of the Company

NOTE 2 - STOCKHOLDERS' EQUITY

During March 2004, the Company sold for $100,000 cash 2,700,000 shares of its $.001 par value common stock to various investors.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - SUBSEQUENT EVENTS

The Company is currently filing papers to conduct a blank check offering subject to Rule 419 of Regulation C. This offering is still in the preparation process and has not been filed nor approved as of the report date. This offering calls for the sale of 300,000 shares of common stock at a price of $0.17 per share. When completed, the sale will net the Company $51,000.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Delaware corporation and the provisions of the Delaware General Corporation Law will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's by-laws, to the fullest extent permissible by the Delaware General Corporation Law or other applicable laws. In its by-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

         Under the Certificate of Incorporation, the Bylaws, and the Delaware General Corporation Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. the Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

         The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporation Law and also the Registrant's Certificate of Incorporation and Bylaws, filed herewith as exhibits.

ITEM 25.          EXPENSES OF ISSUANCE AND DISTRIBUTION

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Escrow Fee.............................................................     $*
Securities and Exchange Commission Registration Fee....................     $*
Legal Fees.............................................................     $*
Accounting Fees........................................................     $*
Printing and Engraving.................................................     $*
Blue Sky Qualification Fees and Expenses...............................     $*
Miscellaneous..........................................................     $*
Transfer Agent Fee.....................................................     $*

TOTAL..................................................................     $*

         *To be provided by amendment.

         All expenses are estimated except for the Securities and Exchange Commission fee.

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         The registrant issued 2,700,000 shares of common stock on March 18, 2004, to six persons for cash consideration of $0.037 per share for an aggregate investment of $100,000. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

         Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

         All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our securities are accredited investors and such securities were sold by the registrant in reliance of Rule 506 of Regulation D of the Securities Act.

EXHIBITS

ITEM 27.

 3.1        Certificate of Incorporation

 3.2        By-Laws

 4.1        Specimen Certificate of Common Stock

*4.2        Escrow Agreement

*5.1        Opinion of Kirkpatrick & Lockhart LLP

*10.1       Form of Registration Rights Agreement

 23.1       Consent AJ. Robbins, PC

 23.2       Consent of Kirkpatrick & Lockhart LLP, included in Exhibit 5.1


* To be filed by amendment.

ITEM 28.

UNDERTAKINGS

      The Registrant undertakes:

            (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the Effective Date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, including, but not limited to, the addition of an underwriter;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Registrant to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, California, on April 19, 2004.

                                        SRKP 1, INC.

                                        By: /s/ Richard Rappaport
                                            Richard Rappaport, President



                                POWER OF ATTORNEY

         We, the undersigned directors and officers of SRKP 1, Inc., do hereby constitute and appoint Richard Rappaport, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connections with this report, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments to this report, and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/    Richard Rappaport                                Dated:  April 20, 2004
--------------------------------------------
Richard Rappaport
President (Principal Executive Officer) and Director


/s/    Glenn Krinsky                                    Dated:  April 20, 2004
--------------------------------------------
Glenn Krinsky
Chief Financial Officer (Principal Financial Officer), Secretary and Director